Investor Relations Contact
Sandra Buschau
Tel: (604) 684-4691
E-mail: sandy@ipm.bc.ca

Trading Symbol:
ITAC: OTCBB, Frankfurt, Berlin

FOR IMMEDIATE RELEASE

Intacta Teams Up with SecureWorks on Wireless Applications

Companies to Provide Pervasive Computing Solutions

Atlanta, GA, February, 20, 2001: (OTCBB: ITAC) Intacta Technologies and SecureWorks, Inc. announced today a technology alliance to deliver applications to the growing pervasive computing market. Intacta, a leader in secure and compressed transport of data, is currently delivering its INTACTA.CODE™ product as an enabling technology to enterprise customers such as Fujitsu and ITS, the world's largest import/export testing service.

"The ability to access data from virtually anywhere using wireless devices is becoming a key competitive advantage to corporations," said Noel Bambrough, COO of Intacta. "Together with SecureWorks' SEAL technology for load balancing we can ensure that data transfer to these new pervasive devices is safe and reliable without sacrificing quality of service." SEAL is a patented resource management technology that enables strong security in mobile hand-held power- and resource-constrained devices without sacrificing quality of service.

"Intacta's high-level software development components will allow us to deliver secure and effective pervasive computing applications more quickly," said Dr. Phyllis Schneck, Vice President of Broadband Security at SecureWorks.

The companies intend to announce specific products intended for the wireless and pervasive markets during the second quarter. Intacta is currently shipping enabling technology for the Logistics, Supply Chain, Publishing and Customer Service industries.

About SecureWorks
SecureWorks delivers cost-effective, around-the-clock Internet security monitoring and response services. The company is the first to offer real-time Internet security that is comprehensive, non-intrusive and affordable. SecureWorks' fast-response capabilities are based on its patent-pending iSensor technology, working in tandem with securists at the company's Internet Monitored Security Center. For more information about SecureWorks, please visit http://www.secureworks.net.

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Intacta Technologies Inc.
News Release, February 20, 2001

About Intacta Technologies Inc.

INTACTA (OTCBB:ITAC) is a U.S. based software company headquartered in Atlanta, Georgia with its research and development facilities in Beer Sheva, Israel. The Company develops and markets software components designed to bridge enterprise communications and information management systems across digital and non-digital media. Intacta.Code™, the company's flagship product, is an award winning technology patented in the United States, Israel and Europe. Platform independent, and language transparent, Intacta.Code is designed to integrate with existing enterprise communications and information management systems which require enhancements to security, transmission, and device handling capability on handheld platforms, including Windows CE, WAP and Palm OS. Intacta licenses its Intacta.Code to developers and system integrators, either as a stand-alone module or as an SDK for seamless and transparent integration within any application. More information about Intacta.Code may be found at http://www.intacta.com.

Forward Looking Statements
 This press release contains forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. Such risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission

Media Contacts:

Steve Bosak
SRB Communications
for Intacta Technologies Inc
Voice: (630) 406-6130
E-Mail: steve@srbcomm.com

Suzanne Moccia
Dod/Pritchard Communications
770-209-0805 x 113
E-Mail: suzannem@dpcomm.com

Company Contacts:

 Noel Bambrough
Chief Operating Officer
Intacta Technologies Inc.
Voice: (404) 880-9919
E-Mail: nbambrough@intacta.com

Dr. Phyllis Schneck
Vice President of Broadband Security
SecureWorks
Voice: (404)327-6339 x 140
E-Mail: pschneck@secureworks.net

All company/product names mentioned may be trademarks of their respective holders and are used for identification purpose only.

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